SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2006

AMERICAN COMMUNITY BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

NORTH CAROLINA	000-30517	56-2179531
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

4500 CAMERON VALLEY PARKWAY, SUITE 150, CHARLOTTE, NC 28211

(Address of principal executive offices)

Registrant’s telephone number, including area code (704) 225-8444

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On February 1, 2006, American Community Bancshares, Inc. (the “Registrant”) announced that its Board of Directors has authorized a share repurchase program for up to 225,000 shares of the Registrant’s outstanding common stock. The share total is inclusive of the Company’s recently announced three-for-two stock split to be effected on February 21, 2006 in the form of a 50% stock dividend to shareholders of record as of February 7, 2006.

The Board of Directors has authorized the Registrant to repurchase shares in the open market or through privately negotiated transactions during the next 12 months when, in the opinion of management, market conditions warrant such action. Sandler O’Neill & Partners, L.P. will execute the share repurchase program for the Registrant.

The Registrant’s press release regarding the share repurchase program is filed herewith as Exhibit 99.1 and incorporated by reference into this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 1, 2006 regarding the Registrant’s share repurchase program

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY BANCSHARES, INC.

By:	/s/ Randy P. Helton
Randy P. Helton President and CEO

Dated: February 6, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 1, 2006